                         NOTICE OF GUARANTEED DELIVERY
                         For Shares of Common Stock of

                          USF&G PACHOLDER FUND, INC.
                   Subscribed for under Primary Subscription
                      and the Over-Subscription Privilege

As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                          The Subscription Agent is:

                      STATE STREET BANK AND TRUST COMPANY
              Attention: CST-Corporate Reorganization Department

By Mail:                       By Facsimile:        Confirm by telephone to:

P.O. Box 9061                 (617) 794-6333             (617) 794-6388
Boston, Massachusetts
02205-8686


By Overnight Courier:                           By Hand:

c/o Boston Financial         State Street Bank               Bank Boston
Data Services, Inc.          and Trust Company               55 Broadway
Two Heritage Drive, MB2      225 Franklin Street     or      Third Floor
North Quincy,                Concourse Level                 New York, New York
Massachusetts 02171          Boston, MA 02110                10006

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The financial institution which completes this form must be a member of the Securities Transfer Agents Medallion Program, The Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program, and must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent. The financial institution must deliver this Notice of Guaranteed Delivery of Payment, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate to the Subscription Agent prior to 5:00 pm, New York Time, on the Expiration Date, unless extended. The Subscription Certificate and full payment must then be received by the Subscription Agent by no later than the close of business on the third business day after the Expiration Date, unless extended. Failure to do so will result in a forfeiture of the Rights.

                                   GUARANTEE

The undersigned, a member of one of the three Medallion Programs referenced above, guarantees delivery to the Subscription Agent by no later than 5:00 pm, New York Time, on the third business day (February 25, 1997) of (a) a properly completed and executed Subscription Certificate, and (b) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

                           (continued on other side)

                                             Broker Assigned Control #__________

                          USF&G PACHOLDER FUND, INC.

1. Primary       Number of Rights     Number of Primary        Payment to be
   Subscription  to be exercised      Shares requested for     made in
                                      which you are            connection with
                                      guaranteeing delivery    Primary Shares
                                      of Rights and Payment



                 _________ Rights    _________ Shares          $ _____________
                                   (Rights / by 3)

2. Over-Subscription               Number of Over-Subscription Payment to be
                                   Shares requested for which  made in
                                   you are guaranteeing        connection with
                                   payment                     Over-
                                                               Subscription
                                                               Shares

                                     _________ Shares          $ _____________

3. Totals       Total Number of
                Rights to be
                Delivered            _________ Rights          $ _____________
                                                                 Total Payment

Method of delivery (circle one)

A. Through DTC

B. Direct to State Street Bank and Trust Company, as Subscription Agent. Please reference below the registration of the rights to be delivered.

                         -----------------------------

                         -----------------------------

                         -----------------------------

                           USF&G PACHOLDER FUND, INC

                                RIGHTS OFFERING

                        BENEFICIAL OWNER CERTIFICATION

  The undersigned, a bank, broker or other nominee of Rights to purchase shares of common stock of USF&G Pacholder Fund, Inc. pursuant to the Rights offering (the "Offer") described and provided for in the Fund's Prospectus, dated January , 1997 (the "Prospectus"), hereby certifies to USF&G Pacholder Fund, Inc. and to State Street Bank and Trust Company, as Subscription Agent for the Offer, that for each numbered line filled in below the undersigned has purchased, on behalf of the beneficial owner thereof (which may be the undersigned), the number of shares specified on such line pursuant to the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional shares of common stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line:


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        I                        II                            III
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                          NUMBER OF SHARES               NUMBER OF HARES
                        PURCHASED PURSUANT TO         REQUESTED PURSUANT TO
RECORD DATE SHARES      PRIMARY SUBSCRIPTION       OVER-SUBSCRIPTION PRIVILEGE
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 Total =            Total =                       Total =

     .......................................................................
                            Number of Nominee Holder
By:  .......................................................................
     Name:
     Title:
Dated:................., 1997

Provide the following information if applicable.

     .......................................................................
                             DTC Participant Number
     .......................................................................
                   DTC Basic Subscription Confirmation Number

Contact Number:................................................................

Phone Number:..................................................................

                                       3